UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 5, 2010
(Date of earliest event reported)
ATS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18602

Minnesota (State or other jurisdiction of incorporation)	41-1595629 (IRS Employer Identification No.)
3905 Annapolis Lane N.
Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 553-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On August 5, 2010, ATS Medical, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote on (1) a proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2010, by and among the Company, Medtronic, Inc. (“Medtronic”) and Pilgrim Merger Corporation, and (2) any proposal by the Company’s board of directors to adjourn the Special Meeting, if necessary, to solicit additional proxies in support of the first proposal if there were not sufficient votes at the time of the Special Meeting in favor of approval of the Merger Agreement.
Both proposals were approved by the Company’s shareholders at the Special Meeting. The voting results were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Approval of the Merger Agreement	61,292,808	2,895,464	26,740	0
Adjourn the Special Meeting, if necessary, to solicit additional proxies	60,348,077	3,597,169	269,766	0
Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

Item 7.01.	Regulation FD Disclosure.
On August 5, 2010, the Company issued a press release announcing that the shareholders of the Company approved the Merger Agreement at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release issued by ATS Medical, Inc. on August 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: August 5, 2010

EXHIBIT INDEX

99.1	Press Release issued by ATS Medical, Inc. on August 5, 2010.